Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

EXACT SCIENCES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January 30, 2026

Every Vote Counts—Please Vote Your Shares TODAY!

Dear Fellow Stockholder:

According to our latest records, we have not yet received your vote with respect to the important Special Meeting of Stockholders of Exact Sciences Corporation to be held on February 20, 2026, in connection with the proposed merger with Abbott (the “Merger”).

Your Board of Directors unanimously recommends that you vote FOR the Merger and related proposals.

Remember, failing to vote will have the same effect as a vote against the Merger. To ensure your shares are represented, please take a moment to vote TODAY, via the Internet, by telephone, or by completing, dating and signing the enclosed proxy card or voting instruction form and returning it in the postage-prepaid envelope provided.

On behalf of Exact Sciences Corporation, thank you for your support.

Sincerely,

Kevin Conroy

Chairman, President and Chief Executive Officer

REMEMBER:

You can vote your shares online or by phone—it’s simple and quick. Please follow the easy instructions on the enclosed proxy card or voting instruction form.

If you have any questions, or need assistance in voting your shares, please call our proxy solicitor:

INNISFREE M&A INCORPORATED

1 (877) 687-1865 (toll-free from the U.S. and Canada) or

+1 (412) 232-3651 (from other countries)